SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)    February 20, 2003



                               THE BOMBAY COMPANY, INC.
               (Exact name of registrant as specified in its charter)



           Delaware                      1-7288                  75-1475223
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                      Identification No.)



      550 Bailey Avenue, Fort Worth, Texas                           76107
    (Address of principal executive offices)                       (Zip Code)


                   (817) 347-8200
Registrant's telephone number, including area code




(Former name or former address, if changed since last report.)




On August 7, 2002, the Company filed a Form 8-K reporting the commencement of litigation involving a potential class action wage and hour lawsuit in California. The action alleged that the Company had improperly classified its California store managers as exempt from overtime pay and sought to recoup such pay on behalf of the class. The Company denied the appropriateness of the class action and the allegations made in the purported lawsuit. On
February 13, 2003, the Company agreed in principle to settle the case to avoid the expense of the litigation and the related exposure for approximately $1.35 million, subject to final documentation and judicial approval in due course. The settlement will be reflected as a charge to operating results for the
Company's fiscal 2002 fourth quarter.   Including the effect of this charge,
the Company still expects to report fourth quarter earnings at the upper end of the previously announced range of $.37 to $.41 per share.





                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         THE BOMBAY COMPANY, INC.
                                         (Registrant)


                                         /S/BRIAN N. PRIDDY
                                         ____________________
                                         Brian N. Priddy
                                         Executive Vice President, Operations
                                         Chairman, Interim Executive Committee*



                                         /S/ELAINE D. CROWLEY
                                         ____________________
                                         Elaine D. Crowley
                                         Senior Vice President, Chief Financial
                                         Officer and Treasurer


Date:   February 20, 2003



* On August 20, 2002, the Company announced the resignation of Carmie Merhlander, as Chairman, President and Chief Executive Officer. An Interim Executive Committee of management has been appointed to direct the Company's business until a new Chief Executive Officer is named.